EXHIBIT 99.1

Investor Relations contact:	Public Relations contact:
Stephanie Hillstrom	Nicole Fortenberry
Director, Investor Relations	Director, Public Relations
(415) 343-7640	(212) 895-8732
investor.relations@micromuse.com	nicole.fortenberry@micromuse.com

JANUARY 2, 2004

MICROMUSE TO REQUEST NASDAQ HEARING

RELATING TO NOTICE OF LATE 10-K

SAN FRANCISCO—Micromuse Inc. (Nasdaq: MUSEE), the leading provider of business and service assurance software, announced today that, consistent with information it provided during its conference call on December 30, 2003 and in a press release of the same day, on that day it received a letter from the Nasdaq Staff indicating that, because of the Company’s previously announced failure to timely file its Annual Report on Form 10-K for its Fiscal Year ended September 30, 2003, Micromuse is not in compliance with the filing requirements for continued listing on Nasdaq as set forth in Nasdaq Marketplace Rule 4310(c)(14). As a result, Micromuse securities are subject to delisting from the Nasdaq National Market, and the trading symbol for Micromuse’s common stock will be changed from “MUSE” to “MUSEE” at the opening of business on January 2, 2004. Micromuse will make a timely request for a hearing before a Nasdaq Listings Qualifications Panel to address the filing delinquency. The Nasdaq Staff has informed Micromuse that this request will result in a postponement of the delisting of the Company’s securities pending the Panel’s decision. Micromuse hopes to remedy its filing deficiency before Nasdaq would effect the delisting of Micromuse securities, but there can be no assurance that the Panel will grant a request for continued listing.

About Micromuse

Micromuse Inc. (Nasdaq: MUSEE) is the leading provider of business and service assurance software solutions. The Netcool® software suite provides organizations with the assurance that their IT systems are supporting and driving profits 24 hours a day. Unlike traditional infrastructure management systems, Netcool solutions provide realtime end-to-end visibility and accurate troubleshooting from a business perspective. Such business intelligence allows organizations to respond to problems quickly, streamline workflow processes and improve business uptime. Micromuse customers include AT&T, BT, Cable & Wireless, Charles Schwab, Deutsche Telekom, Digex, EarthLink, GE Appliances, ITC^DeltaCom, J.P. Morgan Chase, T-Mobile and Verizon. Headquarters are located at 139 Townsend Street, San Francisco, Calif. 94107; (415) 538-9090. The Web site is at www.micromuse.com.

Micromuse and Netcool are registered trademarks of Micromuse Ltd. All other trademarks and registered trademarks in this document are the properties of their respective owners. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties.

The factors that could cause actual future results to differ materially from the forward-looking statements include the following: possible changes in the scope and nature of and uncertain time needed to complete the internal inquiry referenced above; uncertainties relating to the time needed by the Company’s independent auditors to complete the fiscal year 2003 audit; uncertainty as to when the Form 10-K and the first quarter Form 10-Q will be filed; the possibility that, in the event the Company fails to file its Form 10-K for the fiscal year ended September 30, 2003 expeditiously, Nasdaq will reach a determination that the Company is subject to delisting from the Nasdaq National Market; the possibility that in the event of such a determination, the Company’s request for continued listing would be denied or that the filing deficiency can be remedied before Nasdaq would effect the delisting of Micromuse securities; fluctuations in customer demand; the Company’s ability to manage its growth (including the ability to hire sufficient sales and technical personnel); the risks associated with the expansion of the Company’s distribution channels; the risk of new product introductions and customer acceptance of new products; the rapid technological change that characterizes the Company’s markets; the risks associated with competition; the risks associated with international sales as the Company expands its markets; and the ability of the Company to compete successfully in the future; as well as other risks identified in the Company’s Securities and Exchange Commission Filings, including but not limited to those appearing under the caption “Risk Factors” in the Company’s most recent Quarterly Reports on Forms 10-Q and Form 10-K on file with the Securities and Exchange Commission and available on the Company’s Web site. The Company disclaims any obligation or intention to update or revise any forward-looking statements.